Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER
    PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                             18 U.S.C. SECTION 1350

      In connection with the Annual Report of Medicore, Inc. (the "Company") on Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Thomas K. Langbein, Chief Executive Officer and President of the Company, and Daniel R. Ouzts, Vice President of Finance, Principal Financial Officer and Treasurer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                     /s/ Thomas K. Langbein
                                     -------------------------------------------
                                     THOMAS K. LANGBEIN, Chief Executive Officer
                                     and President


                                     /s/ Daniel R. Ouzts
                                     -------------------------------------------
                                     DANIEL R. OUZTS, Vice President of Finance,
                                     Principal Financial Officer, Chief
                                     Accounting Officer and Treasurer

Dated: August 9, 2005